UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 11, 2010

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2010, SBA Senior Finance II LLC (“SBA Senior Finance II”), a wholly-owned subsidiary of SBA Communications Corporation (“SBAC”), entered into a credit agreement for a $500 million senior secured revolving credit facility (the “Senior Credit Facility”), among SBA Senior Finance II, as borrower, the several banks and other financial institutions or entities from time to time parties thereto, as lenders, RBS Securities Inc., as syndication agent, Wells Fargo Bank, National Association, as co-syndication agent, Citibank, N.A. and JPMorgan Chase Bank, N.A., as co-documentation agents, and Toronto Dominion (Texas) LLC, as administrative agent (the “Senior Credit Agreement”). TD Securities (USA) LLC and RBS Securities Inc. served as joint lead arrangers and joint bookrunners. Barclays Capital, Citibank, N.A., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, served as joint bookrunners.

The Senior Credit Facility consists of a revolving loan under which up to $500 million may be borrowed, repaid and redrawn, subject to compliance with specific financial ratios and the satisfaction of other customary conditions to borrowing. Amounts borrowed under the Senior Credit Facility accrue interest at the Eurodollar Rate (as defined in the Senior Credit Agreement) plus a margin that ranges from 187.5 basis points to 237.5 basis points or at a Base Rate (as defined in the Senior Credit Agreement) plus a margin that ranges from 87.5 basis points to 137.5 basis points, in each case based on the ratio of Consolidated Total Debt to Annualized Borrower EBITDA (as defined in the Senior Credit Agreement and discussed below). If not earlier terminated by SBA Senior Finance II, the Senior Credit Facility will terminate on, and SBA Senior Finance II will repay all amounts outstanding on or before, February 11, 2015. The proceeds available under the Senior Credit Facility may be used for general corporate purposes.

The Senior Credit Agreement requires SBA Senior Finance II and SBAC to maintain specific financial ratios, including, at the SBA Senior Finance II level, a ratio of Consolidated Total Debt to Annualized Borrower EBITDA (as defined in the Senior Credit Agreement) not to exceed 5.0 times for any fiscal quarter, a ratio of Consolidated Total Debt and Net Hedge Exposure (as defined in the Senior Credit Agreement) to Annualized Borrower EBITDA for the most recently ended fiscal quarter not to exceed 5.0 times for 30 consecutive days and a ratio of Annualized Borrower EBITDA to Annualized Cash Interest Expense (as defined in the Senior Credit Agreement) of not less than 2.0 times for any fiscal quarter. In addition, SBAC’s ratio of Consolidated Total Net Debt to Consolidated Adjusted EBITDA (as defined in the Senior Credit Agreement) for any fiscal quarter on an annualized basis cannot exceed 8.9 times. The Senior Credit Agreement also contains customary affirmative and negative covenants that, among other things, limit the ability of SBA Senior Finance II and its subsidiaries to incur certain indebtedness, grant certain liens, make certain investments, enter into sale leaseback transactions, merge or consolidate, make certain restricted payments and engage in certain asset dispositions, including a sale of all or substantially all of their Property (as defined in the Senior Credit Agreement) or business.

Upon the occurrence of certain bankruptcy and insolvency events with respect to SBAC or certain of its subsidiaries, the revolving commitments of the lenders automatically terminate and all amounts due under the Senior Credit Agreement and other loan documents become immediately due and payable. If certain other events of default occur and are continuing, including failure to pay the principal and interest when due, a breach of a negative covenant or failure to perform any other requirement in the Senior Credit Agreement, the Guarantee and Collateral Agreement (as described below) and certain other debt instruments of SBAC or subsidiaries of SBAC, including the convertible notes, the senior notes and the 2006 CMBS Certificates, then, with the consent of or upon the request of the lenders holding a majority of loans, the revolving commitments of the lenders will terminate and all amounts due under the Senior Credit Agreement and other loan documents become immediately due and payable.

In connection with the Senior Credit Agreement, SBAC entered into a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), dated as of February 11, 2010, among SBAC, SBA Telecommunications, Inc., SBA Senior Finance, Inc., SBA Senior Finance II and certain of SBA Senior Finance II’s subsidiaries, as identified in the Guarantee and Collateral Agreement (the “Subsidiary Guarantors”), in favor of Toronto Dominion (Texas) LLC, as administrative agent. Pursuant to the Guarantee and Collateral Agreement, SBAC, SBA Telecommunications, Inc., SBA Senior Finance, Inc. and the Subsidiary Guarantors guaranteed amounts borrowed under the Senior Credit Facility. Additionally, amounts borrowed under the Senior Credit Facility and certain hedging transactions that may be entered into by SBA Senior Finance II or the Subsidiary Guarantors with lenders or their affiliates are secured by a first lien on the capital stock of SBA Telecommunications, Inc., SBA Senior Finance, Inc. and SBA Senior Finance II and on substantially all of the assets (other than leasehold, easement and fee interests in real property) of SBA Senior Finance II and the Subsidiary Guarantors.

SBAC and certain of its affiliates have previously entered into commercial financial arrangements with Citibank, N.A., Barclays Capital, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., RBS Securities, Inc., Toronto Dominion (Texas) LLC, TD Securities (USA) LLC, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Wachovia Capital Markets, LLC, Wachovia Bank, National Association (subsidiaries of Wells Fargo & Company) and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to SBAC and its affiliates. SBAC has entered into convertible note hedge transactions and warrant transactions with Citibank, N.A. and Deutsche Bank AG, London Branch relating to the 0.375% convertible notes, with Citibank, N.A., Deutsche Bank AG, London Branch, Wachovia Capital Markets, LLC and Wachovia Bank, National Association relating to the 1.875% convertible notes, and Citibank, N.A., Barclays Bank PLC, Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association and Wachovia Capital Markets, LLC relating to the 4.00% convertible notes.

Item 1.02 Termination of a Material Definitive Agreement.

On February 11, 2010, in connection with SBA Senior Finance II’s entry into the new $500 million Senior Credit Facility, we terminated our prior Senior Credit Agreement (the “Prior Senior Credit Agreement”), amended and restated as of July 24, 2009, by and among SBA Senior Finance, Inc., a wholly-owned subsidiary of SBAC, as borrower, the several banks and other financial institutions or entities from time to time parties thereto, as lenders, Wachovia Bank, National Association and Lehman Commercial Paper Inc., as co-syndication agents, Citicorp North America, Inc. and JPMorgan Chase Bank, N.A., as co-documentation agents, and Toronto Dominion (Texas) LLC, as administrative agent. All accrued but unpaid commitment fees owing thereunder were paid.

Under the Prior Senior Credit Agreement, up to $320.0 million could have been borrowed, repaid and redrawn, subject to compliance with specific financial ratios and the satisfaction of the customary conditions to borrowing. The Prior Senior Credit Agreement was scheduled to mature on January 18, 2011. Amounts borrowed under the Prior Senior Credit Agreement accrued interest at the Eurodollar rate plus a margin that ranged from 150 basis points to 300 basis points or at a Base Rate (as defined in the Prior Senior Credit Agreement) plus a margin that ranged from 50 basis points to 200 basis points, in each case based on the Consolidated Total Debt to Annualized Borrower EBITDA ratio (as defined in the Prior Senior Credit Agreement).

The Amended and Restated Guarantee and Collateral Agreement, dated as of July 28, 2009, by and among SBAC, SBA Telecommunications, Inc. and specified subsidiaries of SBA Senior Finance, Inc. which were not borrowers under the CMBS Certificates was also terminated on February 11, 2010.

Amounts borrowed under the Prior Senior Credit Agreement were secured by a first lien on substantially all of SBA Senior Finance, Inc.’s assets not previously pledged under the CMBS Certificates and substantially all of the assets, other than leasehold, easement or fee interests in real property, of the guarantors, which liens were released in connection with the termination of the Prior Senior Credit Agreement and the termination of the Guarantee and Collateral Agreement.

Please refer to the information under Item 1.01 for a discussion of the relationships among SBAC and certain of its affiliates with the other parties to Prior Senior Credit Agreement and their affiliates.

SBA Senior Finance, Inc. had no borrowings under the Prior Senior Credit Agreement at the time of its termination. No material early termination penalties were incurred by SBAC or any of its subsidiaries as a result of the termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by SBA Communications Corporation on February 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: February 18, 2010